ORTHOSTRATEGIES, INC.
                                 31 THE BIRCHES
                         ROSLYN ESTATES, NEW YORK 11576



                                                 December 28, 2000

Stephen V. Ardia
Kenneth Granat
Thomas I. Altholz
Dr. Justin Wernick
c/o The Langer BioMechanics Group, Inc.
450 Commack Road
Deer Park, New York 11729

     Re:  Resignations and Other Actions

Gentlemen:

          Simultaneously with the execution and delivery hereof OrthoStrategies, Inc. ("OS"), OrthStrategies Acquisition Corp. ("Purchaser") and The Langer Biomechanics Group, Inc. ("Langer") are entering into a Tender Offer Agreement with respect to the acquisition of shares of common stock, par value $.02 per share (the "Common Stock"), of Langer by Purchaser.

     1. At the request of OS and Purchaser, and as a condition to the execution and delivery of the Tender Offer Agreement by OS and Purchaser, each of the four individuals addressed above (hereafter "Directors") hereby agrees to resign from the Board of Directors of Langer, effective upon the purchase of at least a majority of the outstanding shares of Common Stock by Purchaser or its permitted assignees pursuant to the Offer contemplated by the Tender Offer Agreement or the acquisition, by Purchaser or its permitted assignees, pursuant to the Shareholders Agreement being executed and delivered by, among others, each of the Directors, OS, Purchaser and Langer (the "Shareholders Agreement"), of the outstanding shares of Common Stock owned by each of you and your affiliates; provided, however, that Purchaser has designated Andrew H. Meyers and/or another director who shall be reasonably acceptable to the Board and is willing to serve as a Director. As a further condition to the execution and delivery of the Tender Offer Agreement by OS, subject to the Directors' fiduciary obligations as directors of Langer, each of the Directors further agrees to take such actions reasonably available to each of the Directors to elect to the Board of Directors of Langer, effective upon purchase of at least a majority of the outstanding shares of Common Stock by Purchaser or its permitted assignees pursuant to the Offer or the purchase of the outstanding shares of Common Stock owned by each of the Directors and the Directors' affiliates pursuant to the Shareholders Agreement, Andrew Meyers and four additional designees of Purchaser reasonably acceptable to the Board of Langer.

     2. Langer hereby agrees, and each of OS and Purchaser hereby agrees, effective upon purchase of at least a majority of the outstanding shares of Common Stock by Purchaser or its permitted assignees pursuant to the Offer or the purchase of the outstanding shares of Common Stock owned by each of the Directors and the Directors' affiliates pursuant to the Shareholders Agreement, to take such actions reasonably available to OS and Purchaser, to cause Langer, to maintain its existing officers' and directors' liability insurance ("D&O Insurance") for a period of three years; provided, however that (x) Langer may substitute therefor policies (which may be "tail" policies) containing terms with respect to coverage and amount no less favorable in any material respect to such directors and officers, and (y) if the existing D&O Insurance expires, is terminated or canceled during such three-year period, Langer will use commercially reasonable efforts to obtain similar D&O Insurance.

     3. This letter shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the principles of conflicts of law). Each of the parties agrees that the federal or state courts located in the State of New York shall have exclusive jurisdiction in connection with any dispute arising out of this letter.

     4. If any provision of this letter, or any part of any of them, is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the covenants or rights or remedies which shall be given full effect without regard to the invalid portions.

     5. No term, provision or condition of this letter may be modified or discharged unless such modification or discharge is agreed to in writing and signed by the parties hereto. No waiver by either party hereto of any breach by the other party hereto of any term, provision or condition of this letter to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     6. The agreements of OS and Purchaser contained herein are binding upon each of them and their respective successors and assigns under the Tender Offer Agreement.

     Please confirm your agreement with the foregoing by executing a copy of this letter in the appropriate space below and returning the executed copy to the undersigned.

                                   ORTHOSTRATEGIES, INC.


                                   By:  /s/ Andrew H. Meyers
                                       --------------------------------------

                                       ORTHOSTRATEGIES ACQUISITION CORP.


                                   By:  /s/ Andrew H. Meyers
                                       --------------------------------------


ACCEPTED AND AGREED AS OF
THE DATE HEREOF:

  /s/ Stephen V. Ardia
--------------------------------
Stephen V. Ardia

  /s/ Kenneth Granat
--------------------------------
Kenneth Granat

  /s/ Thomas I Altholz
--------------------------------
Thomas I. Altholz

  /s/ Justin Wernick
--------------------------------
Justin Wernick


THE LANGER BIOMECHANICS GROUP, INC.

By:  /s/ Steven V. Ardia
   -----------------------------
     Steven V. Ardia, Chairman